UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event report) October 3, 2005
COACHMEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-7160	31-1101097
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2831 DEXTER DRIVE
ELKHART, INDIANA 46514
(Address of principal executive offices)

Registrant’s telephone number, including area code: (574) 262-0123

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

Until September 9, 2005, the Board did not designate a specific non-management director to preside at executive sessions of the non-management directors. Instead, the Board assigned specific Board leadership functions to the independent chairmen of the three standing Committees, as described in the Company's Governance Guidelines. There are two regularly scheduled meetings of the non-management directors chaired by the Chairman of the Management Development/Compensation Committee, and one regularly scheduled meeting chaired by the Chairman of the Governance Committee. In addition, any independent or non-management director can call for a meeting of the independent or non-management directors at any time, which meeting(s) are chaired by the Chairman of the Governance Committee. From and after September 9, 2005, the Board has provided for the designation of a “Lead Director” who shall have authority to call and shall preside at all meetings of the independent and non-management directors. The Lead Director is an independent, non-management director elected by the independent directors. The Lead Director at this time is William P. Johnson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

By: /s/ Richard M. Lavers Richard M. Lavers, Executive Vice President, General Counsel and Secretary

Date October 3, 2005